SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 11-K

(Mark One)

[ X ]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
        [Fee Required]  For the Fiscal Year Ended December 31, 2000

OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
         OF 1934  [No Fee Required]  For the transition period from _____ to _____

Commission File Number 1-768

TAX DEFERRED SAVINGS PLAN
 (Full title of the Plan)

CATERPILLAR INC.
 (Name of issuer of the securities held pursuant to the Plan)

100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
(Address of principal executive offices)

REQUIRED INFORMATION

Item 1.

The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.

The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.

The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.

The Consent of Independent Accountants is attached hereto as Exhibit C.

Report of Independent Accountants

To the Participants and Plan Administrator of the
Caterpillar Inc. Tax Deferred Savings Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Tax Deferred Savings Plan (the Plan) at December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Peoria, Illinois
May 29, 2001

                                                                                                                                                               EXHIBIT A

CATERPILLAR INC.
TAX DEFERRED SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2000 AND 1999
 (Dollars in 000's)
	2000	1999

Investments	$275,045	$268,441

Net assets available for benefits	$275,045	$268,441

The accompanying notes are an integral part of the financial statements

                                                                                                                                                               EXHIBIT B

CATERPILLAR INC.
TAX DEFERRED SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999
 (Dollars in 000's)
	2000	1999

Participant contributions	$18,448	$18,191
Employer contributions	334	213

Total contributions	18,782	18,404

Investment (loss) income:
Net (depreciation) appreciation in fair value of registered investment companies	(396)	764
Plan interest in net investment (loss) income of Master Trust	(5,446)	39,451

Net investment (loss) income	(5,842)	40,215

Withdrawals	(16,694)	(18,113)
Transfers from other plans, net	10,358	(516)

Withdrawals and transfers, net	(6,336)	(18,629)

Increase in net assets available for benefits	6,604	39,990
Net assets available for benefits:
Beginning of year	268,441	228,451

End of year	$275,045	$268,441

The accompanying notes are an integral part of the financial statements

CATERPILLAR INC.
TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Caterpillar Inc. Tax Deferred Savings Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
 The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the employers) which adopt the Plan to accumulate funds.

Participation
 Employees under collective bargaining agreements to which the Plan is extended who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee's filing of an application with the Company. Participating eligible employees (the participants) elect to defer a portion of their compensation until retirement.

Participant accounts
 Accounts are separately maintained for each participant. The participant's account is credited with the participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Loan provisions
 The Plan provides for participant loans against eligible participants' account balances. Eligible employees obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions
 Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the employers. For 2000 and 1999, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,500 and $10,000 in 2000 and 1999, respectively) for participants earning in excess of $80,000 or (b) $10,500 and $10,000 in 2000 and 1999, respectively, for participants earning less than $80,000.

Certain employee groups also receive a Company matching contribution ranging from 100% of the first 2% and 50% in excess of 2 % up to 8% of the participants' eligible compensation.

Investment programs
 Participants may elect to have their contributions invested in any combination of the following eleven investment fund options at December 31, 2000:

*	Caterpillar Stock Fund	*	Preferred International Fund
*	Preferred Stable Principal Fund	*	Preferred Growth Fund
*	Preferred Short-Term Government Fund	*	Preferred Asset Allocation Fund
*	Preferred Money Market Fund	*	Preferred Fixed Income Fund
*	Preferred Value Fund	*	Preferred Small Cap Fund
*	Caterpillar Northern Trust Russell 3000

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and distribution provisions
 Participants are fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balance in participants' accounts are distributable.

Participants vest immediately in the Company's matching contributions and the earnings thereon.

Administration
 The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for nonfinancial matters, and the Benefits Funds Committee of Caterpillar Inc. which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination
 Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

Federal income tax status
 The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

Risks and uncertainties
 The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

Reclassifications
 Certain 1999 amounts have been reclassified to conform with the 2000 presentation.  These reclassifications have no impact on net assets as previously presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

New accounting standards
 In September 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters (SOP 99-3). This SOP simplifies the disclosure of certain investment information of defined contribution plans through the elimination of certain detailed fund disclosures for participant-directed accounts.  The Plan has elected to adopt the provisions of the SOP for its' plan year ended December 31, 1999.

Basis of accounting
 The Plan's accounts are maintained on the accrual basis of accounting.

Investments
 The fair value of the Plan's investment in the 401(k) Master Trust (Note 3) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Administrative expenses
 Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals
Withdrawals are recorded when paid.

Transfers
 Transfers (to)/from other plans generally represent account balance transfers for participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust. In addition, during 2000 the Caterpillar Agricultural Products Inc. Shop Employees Retirement Plan and Caterpillar Agricultural Products Inc. Office Employees Retirement Plan merged into the Plan and the Caterpillar Inc. Employees' Investment Plan, and participant account balances in the amount of $10,305,000 were transferred into the Plan.

Use of estimates in the preparation of financial statements
 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

NOTE 3 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Master Trust.

The Master Trust invests mainly in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of the Company. The options available to the participants are described in Note 1.

CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 2000 and 1999 market values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 2000 and 1999, the Plan's pro rata interest in the quoted market values of net assets of the Master Trust was 15.27% and 14.67% respectively.

Investment valuation
 The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common/collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocating investment income less actual withdrawals. Participant loans are valued at estimated fair value which consists of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the net assets and significant components of the net investment (loss) income of the Master Trust are as follows:
	December 31,

	2000	1999

	(Dollars in 000's)
Investments, at fair value:
Cash and cash equivalents	$12,974	$16,061
Common stock	433,253	330,694
Registered investment companies	1,139,058	1,265,741
Common/Collective/Trust	133,695	128,850
Participant loans	27,553	27,405

Total investments	1,746,533	1,768,751

Dividend and interest receivable	964	105
Transfers receivable from EIP Part 1	428	2,802
Contributions receivable	6,649	6,976
Receivable due from broker		7,700
Other receivable/(payable), net	(359)	197

Master Trust net assets	$1,754,215	$1,786,531

	For the year ended December 31,

	2000	1999

	(Dollars in 000's)
Investment income:
Interest	$3,960	$2,917
Dividends	12,048	7,597
Net appreciation (depreciation) in fair value of:
Common stock	29,263	22,897
Registered investment companies	(72,061)	220,292
Common/Collective/Trust	7,622	7,956

Net investment (loss) income	$(19,168)	$261,659

SUPPLEMENTAL SCHEDULE

                                                                                                                                                                  SCHEDULE I

CATERPILLAR INC.
TAX DEFERRED SAVINGS PLAN

SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS HELD AT END OF YEAR
DECEMBER 31, 2000

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost	Current value

*	Caterpillar Inc.	401(k) Master Trust	**	$ 272,045,000

	Accessor	FSD Inc. Growth; 52.79 units		1,414
	AIM	Weingartner Class B; 1,674.00 units		32,308
	Alliance	Technology; 363.15 units		30,842
	American Century	Global Natural Resource; 507.52 units		6,582
		Equity Growth; 145.56 units		3,169
		Income & Growth; 324.77 units		9,805
		Technology; 2,646.71 units		8,840
		20th Century Century Vista; 638.05 units		9,781
		20th Century Int'l Growth; 15,821.75 units		172,932
	Artisan	International; 909.82 units		19,925
	Baron	Asset Fund; 205.21 units		11,161
		Small Cap Fund; 1,742.83		25,201
	Bridgeway	Aggressive Growth; 683.17 units		29,643
		Micro Cap Limited; 650.20 units		5,013
	Cash	Cash; 1,307.34 units		1,307
	Dresdner	RCM Biotechnology;446.80 units		16,255
		RCM Europe Class N; 894.72 units		10,620
		RCM Global Health Care; 326.24 units		8,025
		RCM Global Technology Fund; 166.87		8,397
		RCM Global Technology Class N; 171.42 units		8,586
	Dreyfus	Appreciation Fund; 254.94 units		10,947
		Disciplined Stock Class R; 134.03 units		4,955
		Midcap Index Fund; 312.56 units		6,886
		Premeir Ltd Term High Inc. Class A; 520.06 units		4,655
	Driehaus	European Opportunity; 134.61 units		3,254
		International Discovery; 248.96 units		6,344
	Eaton Vance	Worldwide Health Sciences; 879.32 units		10,226
	Federated	Aggressive Growth Class B; 51.61 units		716
	Fidelity	Dividend Growth; 2,773.89 units		83,106
		Emerging Growth; 1050 units		37,979
		Fund; 470.94 units		15,428
		OTC Portfolio; 79.92 units		3,281
		Overseas; 71.42 units		2,455
		Retirement Growth; 372.53 units		8,199
		Growth Company; 153.94 units		10,996
		Low Priced Stock; 437.59 units		10,117
		Select NWK & Infrastructure; 259.61 units		1,539
		Utilities; 48.03 units		773
		Select Wireless Portfolio; 243.97 units		2,030
	Firsthand	Communications; 487.31 units		4,132
		E-Commerce; 306.41 units		2,031
		Global Technology; 3,167.01 units		27,711
		Technology Innovator; 1.32 units		31
		Technology Leaders; 203.58 units		6,889
		Technology Value; 2075.48 units		154,271
	Fremont	US Micro Capital; 67.69 units		1,819
	Gabelli	Global Telecommunications; 219.71 units		3,873
	Green	Century Balanced; 224.62 units		4,205
	Growth	Growth Fund of America; 270.32 units		7,320
	Invesco	Telecommunications #39 N/C; 261.32 units		9,480
		Blue Chip Growth; 72.50 units		373
		Dynamics; 1659.47 units		39,445
		Energy; 770.45 units		16,087
		Health Sciences; 61.19 units		3,633
		International European; 679.79 units		12,100
		Technology; 92.38 units		5,521
	Investment	Investment Company of America; 203.33 units		6,315
	Janus	Enterprise; 626.04 units		33,349
		Fund; 1158.88 units		38,579
		Global Life Sciences; 2,271.36 units		58,373
		Global Technology; 2,890.19 units		58,440
		Investment Balanced; 1261.49 units		26,794
		Investment Growth & Income; 732.05 units		25,877
		Investment Mercury; 3211.00 units		95,270
		Investment Overseas; 471.93 units		12,525
		Investment Twenty; 983.93 units		53,919
		Investment Worldwide; 1,711.51 units		97,317
		Olympus; 1,949.82 units		80,235
		Orion Fund; 4,580.75 units		32,111
		Strategic Value Fund; 3,499.18 units		36,812
	John Hancock	Sovern Investors Class B; 1417.44 units		33,041
	MAS	Mid Cap Growth; 359.85 units		8,921
	Masters	Select Equity; 759.98 units		9,865
	Midas	Midas Fund; 950.93 units		799
	Millenium	Growth & Income; 401.94 units		4,835
	Montgomery	Mid Cap 20 Class R; 51.91 units		476
		Global Communication; 25.62 units		430
	Munder	Net Net Class A; 271.06 units		9,414
	Nevis	Fund; 189.54 units		5,032
	Oakmark	Select; 484.12 units		10,481
	Orbitex	Growth Class B; 101.96 units		2,676
		Health & Biotech Class B; 478.02 units		9,928
	PBHG	Growth; 101.42 units		3,154
		Select Equity; 2,834.47 units		116,865
		Technology & Communication; 3,760.74 units		129,482
	Pimco	Global Innovation Class B; 27.94 units		393
		Innovation Class B; 70.176 units		2,732
	Pin Oak	Aggressive Stock; 690.214 units		32,081
	Prudential	Jennison Growth Class B; 167.91 units		2,876
	Putnam	OTC & Emerging Growth; 147.52 units		2,054
	Red Oak	Technology Select; 525.69 units		11,449
	Reynolds	Blue Chip Growth; 141.12 units		6,935
	RS	Aggressive Growth; 1,220.19 units		10,029
		Diversified Growth N/C; 143.62 units		3,279
		Emerging Growth N/C; 293.92 units		12,936
	Rydex	OTC Fund; 1688.63 units		28,553
		Biotechnology; 704.52 units		20,988
		Electronics Inv. Class; 1237.75 units		28,171
	Select	Biotechnology; 55.21 units		4,785
	Select	Computers; 91.88 units		3,866
		Develop Communications; 106.75 units		3,159
		Electronics; 73.96 units		4,273
		Energy Service; 198.64 units		7,439
		Health Care; 92.40 units		13,887
		Technology; 18.53 units		1,644
		Telecom; 83.34 units		4,193
	Selected	American Shares; 292.07 units		10,319
	SIT	Small Cap; 261.50 units		9,194
	Spartan	US Equity; 168.39 units		7,882
	Spectra	Fund Inc.; 1,041.20 units		8,809
	SSGA	Money Market; 349,634.96 units		349,635
	Stien Roe	Young Investors; 32.01 units		875
	Strong	Blue Chip 100; 50.01 units		828
		Corporate Bond Income; 1,603.19 units		16,882
		Enterprise; 223.49 units		6,340
		Growth & Income; 692.21 units		17,562
		Large Cap Growth; 6.177 units		215
		Limited Resources; 1,038.98 units		12,966
		Technology 100 Fund; 999.26 units		8,034
	The Internet	The Internet Fund; 433.17 units		10,448
	T Rowe Price	Blue Chip Growth Inc; 148.18 units		5,016
		Media & Telecommunications; 79.07 units		1,712
		Mid Cap Growth; 280.61 units		11,165
		Science & Technology; 407.01 units		14,477
	Ultra	OTC Pro Fund Investor's Shares; 307.52 units		7,017
		OTC Pro Fund Service Shares; 53.31 units		1,183
	Value Line	Asset Allocation; 1,033.08 units		19,866
	Vanguard	Fixed Income International Term CC; 1,692.99 units		16,066
		Growth & Income; 701.05 units		22,475
		Growth Index; 1,150.06 units		35,157
		Index Trust S&P 500 Portfolio; 945.63 units		115,235
		US Growth Portfolio; 641.49 units		17,737
		Windsor Income; 790.23 units		12,083
		Index Trust Extended Market Portfolio; 25.52 units		3,108
	Van Wagoner	Income Min-Cap; 79.21 units		1,606
		Income Post Venture; 87.59 units		2,200
	Warburg-Pincus	Japan Growth; 1,476.11 units		10,274
		JSPSN OTC; 1,004.34 units		2,240
	Wasatch	Hoisington Treasury; 52.61 units		651
	Weitz	Value; 691.84 units		24,367
	White Oak	Growth Stock; 466.55 units		29,425
	WM Sam	Strategic Growth; 2,532.41 units		37,784

		Total registered investment companies	**	3,000,483

		Total Investments		$275,045,483

** Cost information is not applicable for participant directed investments.

                                                                                                                                                                    EXHIBIT C

 Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-8003) of Caterpillar Inc. of our report dated May 29, 2001 relating to the financial statements of the Caterpillar Inc. Tax Deferred Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

Peoria, Illinois
May 29, 2001